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                                                                 EXHIBIT 3.2

                          CLASSIC COMMUNICATIONS, INC.
                     f/k/a CLASSIC TELECOMMUNICATIONS, INC.

                                    BYLAWS                      Adopted 10/5/95

                                   ARTICLE I.
                                    OFFICES

              Section 1.1. Registered Office. The registered office of the Corporation within the State of Delaware shall be located at the principal place of business in said state of such corporation or individual acting as the Corporation's registered agent in Delaware.

              Section 1.2. Other Offices. The Corporation may also have offices and places of business at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II.
                            MEETINGS OF SHAREHOLDERS

              Section 2.1. Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver or notice thereof.

              Section 2.2. Annual Meetings. The annual meeting of stockholders shall be held at such time on such day, other than a legal holiday, in the third month next succeeding the month in which the fiscal year of the Corporation ends, as the Board of Directors in each such year determines. At the annual meeting, the stockholders entitled to vote for the election of directors shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly come before the meeting.

              Section 2.3. Special Meetings. Special meetings of shareholders, for any purpose or purposes, may be called by the President or the Board of Directors and shall be called promptly by the President at the written request of a majority of the entire Board of Directors or the holders of record of at least twenty-five per cent (25%) of the issued and outstanding shares of stock of the Corporation entitled to vote. Any such request shall state the purpose or purposes of the proposed meeting. At any special meeting of stockholders, only such business may be transacted as is related to the purpose or purposes set forth in the notice of such meeting.

              Section 2.4. Notice of Meetings. Written notice of every meeting of stockholders, stating the place, date and hour thereof and, in the case of a special meeting of stockholders, the purpose or purposes thereof and the person or persons by whom or at whose direction such meeting has been called and such notice is being issued, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the persons calling the meeting, to each stockholder of record, whether or not such stockholder is entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Nothing herein contained shall preclude the stockholders from waiving notice as provided in Section 4.1 hereof.
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              Section 2.5.  Quorum.  The holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote, represented in person or by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at any meeting of stockholders. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might not have been transacted at the meeting as originally noticed. Notwithstanding the foregoing, if after any such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, or if the adjournment is for more than thirty (30) days, a notice of such adjourned meeting shall be given as provided in Section 2.4 of these Bylaws, but such notice may be waived as provided in
Section 4.1 hereof.

              Section 2.6. Voting. At each meeting of the stockholders, each holder of record of shares of stock entitled to vote shall be entitled to vote in person or by proxy, and each such holder shall be entitled to one vote for every share standing in his name or the books of the Corporation as of the record date fixed by the Board of Directors or prescribed by law and, if a quorum is present, a majority of the shares of such stock present or represented at any meeting of stockholders shall be the vote of the stockholders with respect to any item of business, unless otherwise provided by any applicable provision of law, by these Bylaws or by the Certificate of Incorporation.

              Section 2.7. Proxies. Every stockholder entitled to vote at a meeting or to express consent or dissent without a meeting or a stockholder's duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy. Each proxy shall be in writing executed by the stockholder giving the proxy or by his duly authorized attorney. No proxy shall be valid after the expiration of three (3) years from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

              Section 2.8. Consents. Whenever a vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of statute or of the Certificate of Incorporation or these Bylaws, the meeting, prior notice thereof and vote of stockholders may be dispensed with if the holders of shares having not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to the taking of such action. Where corporate action is taken in such matter by less than unanimous written consent, prompt written notice of the taking of such action shall be given to all stockholders of record, whether or not entitled to vote on or consent in writing with respect thereto.

              Section 2.9. Stock Records. The Secretary or agent having charge of the stock transfer books shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order and showing the address of and the number and class and series, if any, of shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be kept at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation and such other places as required by statute and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder at any time during the meeting.





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                                  ARTICLE III.
                                   DIRECTORS

              Section 3.1. Number. The number of directors of the Corporation which shall constitute the entire Board of Directors shall be fixed from time to time by a vote of a majority of the entire Board and shall be not less than one (1) nor more than seven (7). The first Board of Directors shall consist of one member.

              Section 3.2. Qualifications, Election and Tenure. Directors shall be at least eighteen (18) years of age but need not be residents of the State of Delaware. Directors need not be stockholders of the Corporation. With the exception of the first Board of Directors, which shall be elected by the incorporator, and except as otherwise provided in these Bylaws, directors shall be elected at the annual meeting of stockholders, and each director so elected shall hold office until the next annual meeting of stockholders and until his successor has been elected and has qualified.

              Section 3.3. Resignation and Removal. Any director may resign at any time upon notice of resignation to the Corporation. Any director may be removed at any time by vote of the stockholders then entitled to vote for the election of directors at a special meeting called for that purpose, either with or without cause.

              Section 3.4. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason whatsoever shall be filled by vote of the Board. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by a vote of a majority of the directors then in office. Any director elected to fill a vacancy shall be elected until the next meeting of stockholders at which the election of directors is in the regular course of business, and until his successor has been elected and qualified.

              Section 3.5. Powers and Duties. Subject to the applicable provisions of law, these Bylaws or the Certificate of Incorporation, but in furtherance and not in limitation of any rights therein conferred, the Board of Directors shall have the control and management of the business and affairs of the Corporation and shall exercise all such powers of the Corporation and do all such lawful acts and things as may be exercised by the Corporation.

              Section 3.6. Place of Meetings. All meetings of the Board of Directors may be held either within or without the State of Delaware.

              Section 3.7. Annual Meetings. An annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present, or the newly elected directors may meet at such time and place as shall be fixed by the written consent of all of such directors.

              Section 3.8. Regular Meetings. Regular meetings of the Board of Directors may be held upon such notice or without notice, and at such time and at such place as shall from time to time be determined by the Board.





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              Section 3.9  Special Meetings.  Special meetings of the Board of
Directors may be called by the President and shall be called promptly by the President or the Secretary upon the written request of any director specifying the special purpose thereof, in either event, on not less than five (5) business days notice to each director. Such request shall state the date, time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

              Section 3.10. Notice of Meetings. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the President, the Secretary or an Assistant Secretary and shall state the place, date and time of the meeting. Notice of each such meeting shall be given personally or shall be mailed to each director at his usual place of business. Notice shall be deemed given when delivered in person or one (1) business day after deposit in the United States mail, postage prepaid. Notice of any meeting need not be given to any director who shall submit, either before or after the meeting, a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, as well as to the other directors unless the place, date and time of the new meeting is announced at the adjourned meeting. Nothing herein contained shall preclude the directors from waiving notice as provided in Section 4.1 hereof.

              Section 3.11. Quorum and Voting. At all meetings of the Board of Directors a majority of the entire Board, consisting of at least a majority of the directors designated by Austin Ventures, L.P., Austin Ventures III-A, L.P., Austin Ventures III-B, L.P., Texas Growth Fund, BT Capital Partners, Inc. and NationsBanc Capital Corp. (the "Majority Purchaser Directors"), shall be necessary to and shall constitute a quorum for the transaction of business at any meeting of directors, unless otherwise provided by any applicable provision of law, by these Bylaws, or by the Certificate of Incorporation. The act of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors, unless otherwise provided by any applicable provision of law, by these Bylaws or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present there may adjourn the meeting from time to time, until a quorum shall be present. Anything to the contrary in these Bylaws notwithstanding, the provisions of this Section 3.11 shall not be amended, altered or repealed unless such action is first approved by affirmative vote or consent of the Board of Directors, which shall include the affirmative vote or consent of the Majority Purchaser Directors and at least one director designated by J. Merritt Belisle if he is then entitled by statute or contract to designate at least one member of the Board of Directors.

              Section 3.12. Compensation. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

              Section 3.13. Books and Records. The directors may keep the books of the Corporation, except such as are required by law to be kept within the state, outside of the State of Delaware, at such place or places as they may from time to time determine.

              Section 3.14. Action Without a Meeting. Any action required or permitted to be taken by the Board, or by a committee of the Board, may be taken without a meeting if all members of the Board or





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the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. Any such resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

              Section 3.15. Telephone Participation. Any one or more members of the Board, or any committee of the board, may participate in a meeting of the Board or committee by means of a conference telephone call or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

              Section 3.16. Committees of the Board. The Board, by resolution adopted by a majority of the entire Board, may designate one or more committees, each consisting of one or more directors. The Board may designate one or more directors as alternate members of any such committee. Such alternate members may replace any absent member or members at any meeting of such committee. Each committee (including the members thereof) shall serve at the pleasure of the Board and shall keep minutes of its meetings and report the same to the Board. Except as otherwise provided by law, each such committee, to the extent provided in the resolution establishing it, shall have and may exercise all the authority of the Board with respect to all matters. However, no such committee shall have power or authority to:

                     (a)  amend the Certificate of Incorporation;

                     (b)  adopt an agreement or merger or consolidation;

                     (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

                     (d) recommend to the stockholders a dissolution of the
              Corporation or a revocation of a dissolution;

                     (e) amend these Bylaws; and unless expressly so provided
              by resolution of the Board, no such committee shall have power or authority to:

                     (f)  declare a dividend; or

                     (g) authorize the issuance of shares of the Corporation of any class.

                                  ARTICLE IV.
                                     WAIVER

              Section 4.1. Waiver. Whenever a notice is required to be given by any provision of law, by these Bylaws, or by the Certificate of Incorporation, a waiver thereof in writing, whether before or after the time stated therein, shall be deemed equivalent to such notice. In addition, any stockholder attending a meeting of stockholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him, and any director attending a meeting of the Board of Directors without protesting prior to the meeting or at its commencement such lack of notice, shall be conclusively deemed to have waived notice of such meeting.





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                                   ARTICLE V.
                                    OFFICERS

              Section 5.1. Executive Officers. The executive officers of the Corporation shall be a Chairman of the Board, a President, a Treasurer and a Secretary. Any person may hold two or more of such offices. The executive officers of the Corporation shall be elected annually (and from time to time by the Board of Directors, as vacancies occur), at the annual meeting of the Board of Directors following the meeting of stockholders at which the Board of Directors was elected.

              Section 5.2. Other Officers. The Board of Directors may appoint such other officers and agents, including one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall at any time or from time to time deem necessary or advisable.

              Section 5.3. Authorities and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the business and affairs of the Corporation as may be provided in these Bylaws, or, to the extent not so provided, as may be prescribed by the Board of Directors.

              Section 5.4. Tenure and Removal. The officers of the Corporation shall be elected or appointed to hold office until their respective successors are elected or appointed. All officers shall hold office at the pleasure of the Board of Directors, and any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors for cause or without cause at any regular or special meeting.

              Section 5.5. Vacancies. Any vacancy occurring in any office of the Corporation, whether because of death, resignation or removal, with or without cause, or any other reason, shall be filled by the Board of Directors.

              Section 5.6. Compensation. The salaries and other compensation of all officers and agents of the Corporation shall be fixed by or in the manner prescribed by the Board of Directors.

              Section 5.7. Chairman of the Board. The Chairman of the Board shall be the chief administrative and executive officer of the Corporation.
The Chairman of the Board shall preside at all meetings of the stockholders and the directors and shall see to it that all orders and resolutions of the Board of Directors are carried into effect.

              Section 5.8. President. The President shall have general and active management of the business and affairs of the Corporation and be responsible for its day-to-day operations, subject to the control of the Board of Directors.

              Section 5.9. Vice Presidents. Each Vice President, if any, shall have such powers and shall perform such duties as may from time to time be assigned to him by the Board of Directors.

              Section 5.10. Secretary. The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and shall record all proceedings taken at such meetings in a book to be kept for that purpose; he shall see that all notices of meetings of stockholders and meetings of the Board of Directors are duly given in accordance with the provisions of these Bylaws or as required by law; he shall





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be the custodian of the records of the Corporation; and in general, he shall perform all duties incident to the office of the Secretary of a corporation, and such other duties as the Bard of Directors may from time to time prescribe.

              Section 5.11. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit, or cause to be deposited, in the name and to the credit of the Corporation, all moneys and valuable effects in such banks, trust companies, or other depositories as shall from time to time be selected by the Board of Directors. He shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; he shall render to the President and to each member of the Board of Directors, whenever requested, an account of all of his transactions as Treasurer and of the financial condition of the Corporation; and in general, he shall perform all of the duties incident to the office of the Treasurer of a corporation, and such other duties as the Board of Directors may from time to time prescribe.

              Section 5.12. Other Officers. The Board of Directors may also elect or may delegate to the President the power to appoint such other officers as it may at any time from time to time deem advisable, and any officers so elected or appointed shall have such authority and perform such duties as the Board of Directors or the President, if he shall have appointed them, may from time to time prescribe.

                                  ARTICLE VI.
           PROVISIONS RELATING TO STOCK CERTIFICATES AND STOCKHOLDERS

              Section 6.1. Form and Signature. The shares of the Corporation shall be represented by certificates signed by the President or any Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, and may be issued without a seal of the Corporation. Each certificate representing shares shall state upon its face (a) that the Corporation is formed under the laws of the State of Delaware, (b) the name of the person or persons to whom it is issued, (c) the number of shares which such certificate represents and (d) the par value, if any, of each share represented by such certificate.

              Section 6.2. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares of stock, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

              Section 6.3. Transfer of Stock. Upon surrender to the Corporation or the appropriate transfer agent, if any, of the Corporation, of a certificate representing shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and, in the event that the certificate refers to any agreement restricting transfer of the shares which it represents, proper evidence of compliance with such agreement, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

              Section 6.4. Lost Certificates, etc. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board may require the owner of such lost, mutilated, stolen or destroyed certificate, or his legal representatives, to make an affidavit to that fact and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may




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be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of any such certificate or the issuance of any such new certificate.

              Section 6.5. Record Date. For the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express written consent to any corporate action without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.

              Section 6.6. Regulations. Except as otherwise provided by law, the Board may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient, concerning the issue, transfer and registration of certificates for the securities of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of capital stock to bear the signature or signatures of any of them.

                                  ARTICLE VII.
                               GENERAL PROVISIONS

              Section 7.1. Dividends and Distributions. Dividends and other distributions upon or with respect to outstanding shares of stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, bonds, property, or in stock of the Corporation. The Board shall have full power and discretion, subject to the provisions of the Certificate of Incorporation or the terms of any other corporate document or instrument binding upon the Corporation to determine what, if any, dividends or distributions shall be declared and paid or made.

              Section 7.2. Checks, etc. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as may from time to time be designated by the Board of Directors.

              Section 7.3. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

              Section 7.4. General and Special Bank Accounts. The Board may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may be delegated by the Board from time to time. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.





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                                 ARTICLE VIII.
            INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

              Section 8.1. Indemnification by Corporation. To the extent permitted by law, the Corporation shall indemnify any person against any and all judgments, fines, amounts paid in settling or otherwise disposing of actions or threatened actions, and expenses in connection therewith, incurred by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or of any other corporation of any type or kind, domestic or foreign, which he served in any capacity at the request of the Corporation. To the extent permitted by law, expenses so incurred by any such person in defending a civil or criminal action or proceeding shall at his request be paid by the Corporation in advance of the final disposition of such action or proceeding.

                                  ARTICLE IX.
                            ADOPTION AND AMENDMENTS

              Section 9.1. Power to Amend. Except as otherwise provided elsewhere in these Bylaws, these Bylaws may be amended or repealed and any new Bylaw may be adopted by the Board of Directors; provided that these Bylaws and any other Bylaws amended or adopted by the Board of Directors may be amended or repealed, and any Bylaws repealed by the Board of Directors may be reinstated, and new Bylaws may be adopted, by the stockholders of the Corporation entitled to vote at the time for the election of directors.





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                        CLASSIC COMMUNICATIONS, INC.

                          AMENDMENT NO. 1 TO BYLAWS



        The first sentence of Section 3.1 of the Bylaws of Classic Communications, Inc., is amended to read as follows:

        The number of directors of the corporation which shall constitute the entire Board of Directors shall be fixed from time to time by a vote of a majority of the entire Board and shall be not less than one (1) nor more than eight (8).



                                 *  *  *  *



                                 Certificate

        I certify that the foregoing amendment to the Bylaws of Classic Communications, Inc., was adopted on January 23, 1996, by unanimous consent of the Board of Directors.


                                    By: ELIZABETH J. OSSENFORT
                                        -------------------------------
                                        Elizabeth J. Ossenfort
                                        Assistant Secretary